Exhibit 4.1

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, PURSUANT TO AN EXEMPTION FROM REGISTRATION, INCLUDING PURSUANT TO RULE 144 OF THE SECURITIES ACT.

WARRANT TO PURCHASE COMMON STOCK

Company:	MOLECULAR TEMPLATES, INC., a Delaware corporation

Class of Stock:	Common Stock, par value, $0.001 per share

Number of Shares:	5,103,343, subject to adjustment as set forth herein.

Warrant Price:	$0.3919, as adjusted from time to time in accordance with Section 2

Issue Date:	June 16, 2023

Expiration Date:	10 years from the Issue Date

Convertible Secured Contingent Value Right Agreement:	This Warrant to Purchase Common Stock (as amended, restated, supplemented or otherwise modified from time to time, this “Warrant”) is issued in connection with, and as consideration of the agreements pursuant to, that certain Convertible Secured Contingent Value Right Agreement of even date herewith among the Company, Molecular Templates Opco, Inc., a Delaware corporation, K2 HealthVentures LLC, as holder, and Ankura Trust Company, LLC, as collateral trustee for holder, dated as of the Issue Date, (as amended, restated, supplemented or otherwise modified from time to time, the “Convertible Secured CVR Agreement”). Capitalized terms used herein without definition, shall have the meanings set forth in the Convertible Secured CVR Agreement.

This WARRANT TO PURCHASE COMMON STOCK certifies that, for good and valuable consideration, K2 HEALTHVENTURES EQUITY TRUST LLC (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated class, series and type of stock (the “Class”) of the above-named company (the “Company”) at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

SECTION 1. EXERCISE.

1.1 Method of Exercise. Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2 Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X =	the number of Shares to be issued to Holder;

Y =	the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A =	the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B =	the Warrant Price.

1.3 Fair Market Value. For purposes of this Warrant, the “Fair Market Value” shall mean the following: If the Company’s common stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the fair market value of a Share shall be the arithmetic average of the Volume Weighted Average Price (as defined below) of the Company’s Common Stock on each of the ten (10) consecutive trading days immediately preceding the Date of Exercise, or other date in question, as applicable. If the Company’s common stock is not traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment. “Volume Weighted Average Price” for any security as of any date means the volume weighted average sale price on the NYSE as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and the Company (“Bloomberg”) or, if the NYSE is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security on the OTC Bulletin Board, the OTCQX Market or the OTCQB Market or in the Pink market of OTC Markets Group (or, in each case, any successor to such market). If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and Holder. In the event that a any stock split, stock dividend, recapitalization or otherwise, combination of outstanding Common Stock (by consolidation, combination, reverse stock split or otherwise), reclassification or other similar transaction of such character that shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, is consummated during any period for which the Volume Weighted Average Price is to be determined, the Volume Weighted Average Price for all trading days during such period prior to the effectiveness of such event shall be appropriately adjusted to reflect such event.

1.4 Delivery of Share Certificates and New Warrant. Certificates for the Shares shall be transmitted by the transfer agent of the Company to Holder by crediting the account of Holder’s prime broker with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian (DWAC) system if the Company is a participant in such system and such Shares are eligible for delivery in such a manner, and otherwise by physical delivery to the address specified by Holder in the Notice of Exercise within three Business Days from the delivery to the Company the Notice of Exercise. The Shares shall be deemed to have been issued, and Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the date on which all of the criteria described in the immediately preceding sentence have occurred, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

1.5 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6 Treatment of Warrant at Acquisition.

(a) In the event of an Acquisition (as defined below) in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one Share as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Section 1.1 above as to all Shares, then this Warrant shall automatically be deemed to be cashless exercised pursuant to Section 1.2 above as to all Shares effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition. In connection with such cashless exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as the date thereof and the Company shall promptly notify Holder of the number of Shares (or such other securities) issued upon exercise.

(b) Upon the closing of any Acquisition other than as described in subsection (a) above, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities, instruments, rights and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition (provided that if such number of Shares outstanding is zero, then the Warrant shall expire), subject to further adjustment from time to time in accordance with the provisions of this Warrant.

(c) (i) “Acquisition” means a transaction or series of transactions involving (A) the sale, lease exclusive license or other disposition of all or substantially all assets of the Company, (B) any merger or consolidation of the Company into or with another person or entity, or any other corporate reorganization, as a result of which the stockholders of the Company immediately prior to such transaction own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such transaction, (C) any sale or other transfer by the stockholders of the Company of capital stock of the Company representing at least a majority of the Company’s outstanding combined voting power, as of such date of determination, or (D) a business combination with a special purpose acquisition company, and (ii) “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.

SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in common stock or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, converted, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3 No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.4 Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, class and number of Shares in effect upon the date of such adjustment.

SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants to, and agrees with, Holder as follows:

(a) The Company shall reserve from its duly authorized and unreserved capital stock not less than the number of shares of Common Stock that may be issuable pursuant to an exercise of this Warrant, provided that if at any time the Company no longer has sufficient number of authorized and unreserved shares of Shares not less than the number of Shares then issuable upon exercise of this Warrant of the maximum amount available to be issued upon exercise of this Warrant, then the Company shall immediately take all action necessary to increase its authorized and unreserved shares to an amount sufficient to cure such shortfall. In the event that upon any delivery of a Notice of Exercise there are insufficient authorized and unreserved Shares to deliver in satisfaction of such Notice of Exercise, then Payee may elect to void or amend such Notice of Exercise. Upon issuance of Shares upon an exercise of this Warrant, such shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and shall be free of any restrictions on transfer, except for any restrictions under Federal or state securities laws.

(b) With a view to making available to Holder the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Securities and Exchange Commission (the “SEC”) that may at any time (unless and until the Company files a certificate of dissolution in the State of Delaware and/or deregisters its securities under the Exchange Act) permit Holders to sell Shares to the public without registration, the Company shall: (A) make and keep public information available, as those terms are understood and defined in Rule 144, until six (6) months after such date as all of Shares issued may be sold without restriction by Holders pursuant to Rule 144 or any other rule of similar effect; (B) file with the SEC in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required of the Company under the Exchange Act; and (C) furnish to Holder, upon request, as long as Holder owns any Shares, such information as may be reasonably requested in order to avail Holder of any rule or regulation of the SEC that permits the selling of any Shares issued without registration.

(c) The issuance of this Warrant and the issuance of the Shares issuable upon exercise hereof, does not entitle any other party to exercise preemptive rights, except to the extent waived prior to the Issue Date.

3.2 Notice of Certain Events. If the Company proposes at any time to:

(a) declare any dividend or distribution upon the outstanding shares of the Class, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b) offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);

(c) effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class;

(d) effect an Acquisition or to liquidate, dissolve or wind up; or

(e) effect an initial public offering of its shares of capital stock;

then, in connection with each such event, the Company shall give Holder:

(1) in the case of the matters referred to in (a) and (b) above, at least five (5) Business Days prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any,

(2) in the case of the matters referred to in (c) and (d) above at least twenty (20) days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and copies of all documents to be entered into in connection with such transaction and other information as Holder may require in connection with such transaction and the treatment of this Warrant in connection with such event giving rise to the notice); and

(3) with respect to any initial public offering, at least five (5) Business Days prior written notice of the date on which the Company proposes to file its registration statement in connection therewith.

Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements, including without limitation, quarterly financial statements no later than 45 days of the end of each fiscal quarter of the Company and annual financial statements no later than 90 days of the end of each fiscal year of Company, in each case, in the form as and when delivered to Company’s investors, as well as the budget for each fiscal year, when approved by Company’s board of directors, and a copy of each 409A valuation report as to the Company’s capital stock that the Company receives after the Issue Date within five (5) days after the Company’s receipt thereof.

3.3 Registration. Holder is entitled to the registration rights set forth on Schedule 1 hereto with respect to the Shares when issued. Notwithstanding the foregoing, in the event that the Company files a certificate of dissolution in the State of Delaware and/or deregisters its securities under the Exchange Act, the Company’s obligations under this Section 3.3 and related Schedule 1 shall terminate.

SECTION 4. REPRESENTATIONS, WARRANTIES OF HOLDER.

Holder represents and warrants to the Company as follows:

4.1 Purchase for Own Account. This Warrant and the Shares to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2 Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3 Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this

Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5 The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

4.6 No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant.

SECTION 5. MISCELLANEOUS.

5.1 Term and Automatic Exercise Upon Expiration.

(a) Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Pacific Time, on the Expiration Date and shall be void thereafter.

(b) Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder.

5.2 Restrictive Legends. Any certificate evidencing the Shares may contain a securities legend restricting the transfer thereof, in substantially the following form as long as none of the Unrestricted Conditions have been met:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION.

Upon the satisfaction of any of the following conditions (the “Unrestricted Conditions”): (A) while a registration statement (including a Registration Statement, as defined in Schedule 1) covering the sale or resale of such security is effective under the Securities Act, or (B) if the Shares are eligible to be sold without restriction under, and without the Company being in compliance with, the current public information requirements of, Rule 144 under the Securities Act, then at Holder’s written request, the Company shall, at its sole expense, cause the transfer agent to remove any restrictive securities law legend. In connection therewith, if required by the transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, that authorize and direct the transfer agent to transfer such Shares without any such legend no later than two (2) trading days following Holder’s request. The removal of restrictive legends from the Shares is predicated upon reliance by the Company that Holder will sell any Shares, pursuant to the registration requirements of the Securities Act or an exemption therefrom, and that if such securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.

5.4 Transfer Procedure. Subject to the provisions of Section 5.3 and upon providing the Company with written notice, K2 HealthVentures Equity Trust LLC and any subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant. Notwithstanding any contrary provision herein, at all times prior to any initial public offering, Holder may not, without the Company’s prior written consent, transfer this Warrant or any portion hereof to any person or entity known to Holder to directly compete with the Company, except in connection with an Acquisition of the Company by such a direct competitor. Notwithstanding the foregoing, no part of this Warrant or the Shares issuable upon exercise of this Warrant may be transferred to K2 HealthVentures LLC or an affiliate of K2 HealthVentures LLC except to a person named as a “Designated Holder” of K2 HealthVentures LLC in the Loan Agreement.

5.5 Limitations on Issuance of Shares.

(a) Beneficial Ownership. Notwithstanding anything herein to the contrary, the Company shall not issue a number of Shares to the extent that, upon such issuance, the number of shares of Common Stock then beneficially owned by Attribution Parties would exceed 9.985% of the total number of shares of Common Stock then issued and outstanding (the “9.985% Cap”); provided that the 9.985% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act, provided further that Payee shall have the right, upon 61 days’ prior written notice to the Company, to waive the 9.985% Cap.

(b) Principal Market Regulation. The Company shall not issue a number of Shares, if the issuance of such Shares together with any previously issued shares of Common Stock to Holder, would result in (A) the issuance of more than 19.99% of the Common Stock outstanding as of the Effective Date or (B) Attribution Parties beneficially owning in excess of 19.99% of the then outstanding Common Stock.

(c) Beneficial Ownership Determination. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. Upon the written request of Payee, the Company shall, within two (2) trading days, confirm to the Payee the number of Shares then outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act.

5.6 Notices. All notices and other communications hereunder from the Company to Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

K2 HEALTHVENTURES LLC

855 Boylston Street, 10th Floor

Boston, MA 02116

Attention: Legal Notices

Email: legal@k2hv.com; parag@k2hv.com;

derek@k2hv.com; ben@k2hv.com

With a copy to (but not constituting notice):

SIDLEY AUSTIN LLP

1001 Page Mill Rd., Bldg. 1

Palo Alto, CA 94304

Attention: Cynthia Bai

Email: cbai@sidley.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

MOLECULAR TEMPLATES, INC.

9301 Amberglen Blvd, Suite 100

Austin, TX 78729

Attn: Megan Filoon

Email: megan.filoon@mtem.com

With a copy to (but not constituting notice):

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY & POPEO, P.C.

919 Third Avenue

New York, NY 10022

Attention: William C. Hicks

Email: WCHicks@mintz.com

5.7 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Notwithstanding the foregoing, the last sentence of Section 5.4 may not be changed, waived, discharged or terminated without the express written consent of Ankura Trust Company, LLC. Ankura Trust Company, LLC shall be a third-party beneficiary of this Warrant for purposes of enforcing the preceding sentence.

5.8 Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

5.10 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.11 Business Days. “Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

[SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Common Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

COMPANY:

MOLECULAR TEMPLATES, INC.

By:	/s/ Eric E. Poma
Name:	Eric E. Poma
Title:	Chief Executive Officer

HOLDER:

K2 HEALTHVENTURES EQUITY TRUST LLC

By:	/s/ Parag Shah
Name:	Parag Shah
Title:	Managing Director and Chief Executive Officer

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned Holder hereby exercises its right to purchase _________________ shares of ________________________ of Molecular Templates, Inc. (the “Company”) in accordance with the attached Warrant to Purchase Common Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

[ ] check in the amount of $________ payable to order of the Company enclosed herewith

[ ] Wire transfer of immediately available funds to the Company’s account

[ ] Cashless Exercise pursuant to Section 1.2 of the Warrant

[ ] Other [Describe] __________________________________________

2. Please issue a certificate or certificates representing the Shares in the name specified below:

[K2 HEALTHVENTURES EQUITY TRUST LLC

855 Boylston Street, 10th Floor

Boston, MA 02116]

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Common Stock as of the date hereof.

HOLDER:

By:

Name:

Title:

Date:

Appendix 1

ACKNOWLEDGMENT

The Company hereby acknowledges the Notice of Exercise and hereby directs ______________ (Transfer Agent) to issue the above indicated number of shares of Common Stock of Molecular Templates, Inc. as set forth therein.

MOLECULAR TEMPLATES, INC.

By:
Name:
Title:

Appendix 1

SCHEDULE 1

REGISTRATION RIGHTS

For purposes of this Schedule 1, capitalized terms used and not otherwise defined shall have the following meanings:

“Common Stock” means the Common Stock of the Company par value $0.001 per share

“Effectiveness Period” shall have the meaning set forth in Section 2 below.

“Filing Date” shall mean the date that is forty-five (45) days after receipt by the Company of a written notice by Holder requesting that a Registration Statement be filed in respect of all of the Shares, provided no such request shall be given if the Shares do not constitute Registrable Securities, and shall in no event be a date prior to the sixth-month anniversary of the Effective Date.

“Holder” means the holder from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 4.3.

“Indemnifying Party” shall have the meaning set forth in Section 4.3.

“Losses” shall have the meaning set forth in Section 4.1.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” means the Shares issued or issuable pursuant to this Warrant and any securities issued with respect to, or in exchange for or in replacement thereof upon any stock split, stock dividend, recapitalization, subdivision, merger or similar event; provided, however, that the applicable Holder has completed and delivered to the Company a Selling Stockholder Questionnaire; and provided further that such securities shall no longer be deemed Registrable Securities if such securities (i) have been sold pursuant to a Registration Statement, (ii) have been sold in compliance with Rule 144, or (iii) may be sold without registration under the Securities Act or the need for an exemption from any such registration requirements pursuant to Rule 144, without any time, volume or manner limitations (or any similar provision then in effect).

“Registration Statement” means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be requested by the Company from time to time.

1. REGISTRATION OBLIGATIONS; FILING DATE REGISTRATION.

On or prior to the Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of the Registrable Securities as would permit or facilitate the sale and distribution of all the Registrable Securities in the manner reasonably requested by Holder; provided, however, that if the Filing Date falls on a day that is not a Business Day, such deadline shall be extended to the next Business Day. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the rules promulgated thereunder and the Company shall undertake to register the Registrable Securities on Form S-3 as soon as practicable following the availability of such form, provided that the Company shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC). The Registration Statement shall contain the “Plan of Distribution” section in substantially the form attached hereto as Annex A. the Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, and, subject to Section 2.10 hereof, to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold under such Registration Statement; or (y) the date on which the Registrable Securities may be immediately be sold pursuant to Rule 144, without limitations, as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent to such effect (the “Effectiveness Period”). By 9:30 am Eastern Time on the Business Day following the date the Registration Statement is declared effective, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement. Lenders acknowledge and agree that securities other than the Registrable Securities may be included in the Registration Statement.

2. REGISTRATION PROCEDURES.

In connection with the Company’s registration obligations hereunder, the Company shall:

2.1 Prepare and file with the SEC on or prior to the Filing Date, a Registration Statement on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance with the Securities Act and the rules and regulations promulgated thereunder) in accordance with the method or methods of distribution thereof as described on Annex A hereto (except if otherwise directed by Holder), and use commercially reasonable efforts to cause the Registration Statement to become effective and remain effective as provided herein.

2.2 (i) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective (subject to Section 2.12) as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements, if necessary, in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond promptly to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and promptly provide Holder true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by Holder thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

2.3 Promptly notify Holder (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed; (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and if requested by Holder, furnish to them a copy of such comments and the Company’s responses thereto; and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.4 Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any U.S. jurisdiction.

2.5 If requested by Holder, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

2.6 Furnish to each Holder, without charge and upon request, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and, to the extent requested by such Person, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

2.7 Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

2.8 Prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling Holder in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, the Company shall in no event be required to (x) qualify to do business in any state where it is not then qualified or (y) take any action that would subject it to tax or to the general service of process in any such state where it is not then subject, or (z) comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company.

2.9 Cooperate with Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement.

2.10 Upon the occurrence of any event contemplated by Section 2.3(v), promptly prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.11 Use commercially reasonable efforts to remain trading on a Trading Market, and, as applicable, cause all Registrable Securities relating to the Registration Statement to be listed on the Trading Market on which the Common stock is then listed or traded; provided, however, that nothing in the Section 2.11 shall require the Company to continue to list its Common Stock on the Nasdaq Stock Market and be a reporting company pursuant to Section 13 of the Exchange Act.

2.12 the Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within fifteen (15) days after receiving such request. Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 2.7 and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 2.3 and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 2.3(ii), (iii), (iv), (v) or 2.13, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 2.10, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

2.13 If (i) there is material non-public information regarding the Company which the Board reasonably determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company’s best interest to disclose, then the Company may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed thirty (30) consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 2.13 for more than sixty (60) days in the aggregate during any 12 month period; provided, however, that no such postponement or suspension shall be permitted for consecutive thirty (30) day periods, arising out of the same set of facts, circumstances or transactions.

2.14 If a Registration Statement is not effective with respect to all of the Registrable Securities and the Company decides to register any of its securities for its own account or for the account of others (if the agreement pursuant to which such securities are being registered for the account of others so allows), then the Company will use its commercially reasonable efforts to include in such registration all or any part of the Registrable Securities requested by Holder to be included therein (excluding any Registrable Securities previously included in a Registration Statement). Notwithstanding the foregoing, with respect to shelf registration statements, this requirement shall only apply to the initial filing of a new registration statement and shall not be triggered by offerings for the Company’s own account via any shelf takedown transactions, including, for the avoidance of doubt, any confidentially marketed transaction, public offering, registered direct offering, and underwritten registered direct offering. This requirement also does not apply to registrations on Form S-4 or S-8 or their equivalents (relating to equity securities to be issued in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) or to registration statements that would otherwise not permit the registration of re-sales of previously issued securities, or to the extent the Shares do not constitute Registrable Securities. In any event where the Company is required to try to include Registrable Securities, if the managing underwriter(s) of a public offering impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)’ judgment, such limitation would be necessary to effect an orderly public distribution, then the Company shall include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities.

3. REGISTRATION EXPENSES.

All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company (excluding underwriters’ discounts and commissions and all fees and expenses of legal counsel, accountants and other advisors for any Holder except as specifically provided below), except as and to the extent specified in this Section 3, shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq Stock Market and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Financial Industry Regulatory Authority and (C) in compliance with state securities or Blue Sky laws), (ii) messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for the Company (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

4. INDEMNIFICATION.

4.1 Indemnification by the Company. the Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, its directors, officers, agents and employees, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except (i) to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose); (ii) as a result of the failure of such Holder to deliver a Prospectus, as amended or supplemented, to a purchaser in connection with an offer or sale; or (iii) in the case of an occurrence of an event of the type specified in Section 2.3(ii)-(v), the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of notice that use of the applicable prospectus may be resumed (and, if applicable, receipt of additional or supplemental filings that are incorporated or deemed to be incorporated by referenced in such Prospectus or Registration Statement), but only if and to the extent that following such receipt the misstatement or omission giving rise to such Loss would have been corrected; provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Company which consent shall not be unreasonably withheld. The Company shall notify such Holder promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 4.3) and shall survive the transfer of the Registrable Securities by Holder.

4.2 Indemnification by Holder. Holder and its permitted assignees shall, severally and not jointly, indemnify and hold harmless the Company its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was furnished in writing by such Holder expressly for use therein (it being understood that each Holder has approved Annex A hereto for this purpose). Notwithstanding anything to the contrary contained herein, in no event shall the liability of any Person under this Section 4.2 exceed the net proceeds to such Person as a result of the sale of Registrable Securities pursuant to a Registration Statement in connection with which the untrue or alleged untrue statement or material omission was provided.

4.3 Conduct of Indemnification Proceedings.

(a) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(b) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel (which shall be reasonably acceptable to the Indemnifying Party) that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, the Indemnifying Party shall be responsible for reasonable fees and expenses of no more than one counsel for the Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(c) All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

4.4 Contribution.

(ii) If a claim for indemnification under Section 4.1 or 4.2 is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 4.3, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(iii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iv) The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. Notwithstanding anything to the contrary contained herein, Holder shall be liable under this Section 4.4 for only that amount as does not exceed the aggregate Exercise Price for the subject Shares.

5. RULE 144.

As long as any Holder owns any Registrable Securities, the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns any Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to Holder and make publicly available in accordance with Rule 144 annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. the Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

6. MISCELLANEOUS.

6.1 Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. the Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

6.2 Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be assignable by each Holder of all or a portion of the Registrable Securities if: (i) Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, and (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement. The rights to assignment shall apply to Holder (and to subsequent) successors and assigns.

6.3 Notices and Communications to Holder. Unless otherwise indicated in a written notice by Holder to the Company, the Company may deliver all notices, materials and other correspondence that is permitted or required to be delivered to Holder in accordance with Section 5.6 of the Warrant.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options, swaps, derivatives or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	in the over the counter market;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive SECs or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage SEC in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440 or the successor to such FINRA rules.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under the prospectus, or under an amendment to the prospectus under Rule 424(b) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under the prospectus. The Selling Stockholders do not expect these SECs and discounts to exceed what is customary in the types of transactions involved.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders may enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by the prospectus, which shares such broker-dealer or other financial institution may resell pursuant to the prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealer or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any SECs received by such broker-dealers or agents and any profit on the resale of Common Stock purchased by them may be deemed to be underwriting SECs or discounts under the Securities Act. In no event shall any broker-dealer receive fees, SEC and markups which, in the aggregate, would exceed eight percent (8%). Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We have advised each Selling Stockholder that it may not use shares registered on the registration statement of which this prospectus is a part to cover short sales of Common Stock made prior to the date on which the registration statement shall have been declared effective by the Securities and Exchange SEC. If a Selling Stockholder uses this prospectus for any sale of shares of our Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We may indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with an agreement between us and the Selling Stockholders. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Annex B

Molecular Templates, Inc.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock, $[____________] par value per share (the “Common Stock”), of the Company (the “Company”, and such shares of Common Stock, the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange SEC (the “SEC”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Warrant to Purchase Common Stock, dated as of [_____________], 2023 (the “Warrant”), by and between the Company and K2 HEALTHVENTURES EQUITY TRUST LLC. The purpose of this Questionnaire is to facilitate the filing of the Registration Statement under the Securities Act that will permit you to resell the Registrable Securities in the future. The information supplied by you will be used in preparing the Registration Statement. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Warrant.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related Prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

QUESTIONNAIRE

1.	Name:

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

E-mail address of Contact Person:__________________________________________________________________________________

3.	Beneficial Ownership of Registrable Securities:

Type and Number of Registrable Securities beneficially owned:

4.	Broker-Dealer Status:

(d)	Are you a broker-dealer?

Yes ☐ No ☐

Note: If yes, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(e)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

Note: If yes, provide a narrative explanation below:

(f)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note: If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	As of ___________, 20___, the Selling Stockholder owned outright (including shares registered in Selling Stockholder’s name individually or jointly with others, shares held in the name of a bank, broker, nominee, depository or in “street name” for its account), _________ shares of the Company’s capital stock (excluding the Registrable Securities). If “zero,” please so state.

(b)	In addition to the number of shares Selling Stockholder owned outright as indicated in Item 5(a) above, as of ________________, 20___, the Selling Stockholder had or shared voting power or investment power, directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, with respect to ______________ shares of the Company’s capital stock (excluding the Registrable Securities). If “zero,” please so state.

If the answer to Item 5(b) is not “zero,” please complete the following tables:

Sole Voting Power: Number of Shares	Nature of Relationship Resulting in Sole Voting Power

Shared Voting Power:

Number of Shares	With Whom Shared	Nature of Relationship

Sole Investment power:

Number of Shares	Nature of Relationship Resulting in Sole Investment power

Shared Investment power:

Number of Shares	With Whom Shared	Nature of Relationship

(c)	As of _____________, 20___, the Selling Stockholder had the right to acquire the following shares of the Company’s common stock pursuant to the exercise of outstanding stock options, warrants or other rights (excluding the Registrable Securities). Please describe the number, type and terms of the securities, the method of ownership, and whether the undersigned holds sole or shared voting and investment power. If “none”, please so state.

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.	Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

***********

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Registration Statement filed pursuant to the Warrant.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in each Registration Statement filed pursuant to the Warrant and each related Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the related Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Warrant and any amendments or supplements thereto filed with the SEC pursuant to the Securities Act.

The undersigned hereby acknowledges and is advised of the following Interpretation A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:

Name:

Title::